
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      14,656,337
<SECURITIES>                               261,701,439<F1>
<RECEIVABLES>                                1,644,290
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            13,494,844<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             291,496,910
<CURRENT-LIABILITIES>                        2,619,964<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   288,410,028
<OTHER-SE>                                     466,918<F4>
<TOTAL-LIABILITY-AND-EQUITY>               291,496,910
<SALES>                                              0
<TOTAL-REVENUES>                             5,490,525<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,203,724<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,286,801
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,286,801
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,286,801
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortage Investments ("PIMs") (insured mortages of $145,175,884 and Additional Loans of $29,152,351), Participating Insured Mortgages ("PIMs") of $37,569,147 and Mortgage-backed Securities ("MBS") of $49,804,057.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $6,496,265 and prepaid participation servicing fees of $5,494,547 net of accumulated amortization of $1,987,080.
<F3>Includes deferred income on Additional Loans of $2,586,142.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $525,668 of amortization of prepaid fees and expenses.

